Camber Energy, Inc. 8-K

Exhibit 10.2

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (“Amendment”) is made and entered into on March 2, 2018 (“Amendment Date”), by and between Camber Energy, Inc., a Nevada corporation, formerly known as Lucas Energy, Inc. (“Company”), and the investor whose name appears below (“Investor”).

Recitals

A.

On October 5, 2017, Company and Investor entered into a Stock Purchase Agreement (“Agreement”) pursuant to which Investor agreed to purchase shares of Series C Redeemable Convertible Preferred Stock (“Preferred”) convertible into shares of Common Stock of Company (“Common Stock”) pursuant to a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed by the Company with the Secretary of State of Nevada on August 25, 2016 (“Certificate”).

B.

Investor has at all times fully and completely complied with all of its obligations under the Agreement and the Certificate, and all Delivery Notices and calculations provided to Company by Investor were and are fully correct and accurate in all respects.

C.

At Company’s annual meeting of stockholders on January 9, 2018, stockholders authorized Company’s board of directors to effect a reverse stock split in a ratio of between one-for-ten and one-for-fifty (“Reverse Split”).

D.

As an accommodation to Company and in order to help facilitate implementation of Company’s business plan, Investor is willing to amend the agreement in accordance with the terms hereof.

E.

Certain capitalized terms used herein, but not otherwise defined herein, have the meanings given to such terms in the Agreement and/or the Certificate.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

1.

Waiver of All Trigger Events. With respect to all shares of Preferred, other than any which have already been converted prior to the Amendment Date, Investor hereby (a) waives any and all Trigger Events (as defined in the Certificate) that have occurred prior to the Amendment Date, (b) agrees that all calculations provided for in the Certificate shall be made as if no such Trigger Event had occurred, and (c) waives any right to receive any additional shares of Common Stock based upon any such Trigger Event. For the avoidance of doubt, the foregoing does not apply to and shall have no effect with regard to any Trigger Event that may occur in the future.

2.

Common Stock Value Increase. Notwithstanding the provisions of Section I.G.4 of the Certificate, that if Company effectuates a reverse stock split all share based metrics will be proportionately increased, Investor hereby (a) agrees that the $0.05 per share amount provided for in Section I.C.2 of the Certificate will not be increased as a result of the Reverse Split, and (b) waives any right to receive any additional shares of Common Stock under the foregoing provision based upon the Reverse Split.

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3.

Acknowledgement. Company hereby acknowledges and agrees that Investor has at all times fully and completely complied with all of its obligations under the Agreement, the Certificate and all other Transaction Documents between Company and Investor, and that all Delivery Notices and calculations provided by Investor to Company were and are fully correct and accurate in all respects.

4.

Ratification. Except as expressly provided herein, the Agreement, which is incorporated by reference as though set forth in full herein, and Certificate are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of the Agreement, Certificate or any Transaction Document or serve to effect a novation of the obligations under the Agreement, Certificate or any Transaction Document. Except as expressly provided herein, the Agreement and all Transaction Documents between Company and Investor shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories on the Amendment Date.

Company:

CAMBER ENERGY, INC.

By:
Name:
Title:

Investor:

Investor Name

By:
Name:
Title:

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